UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of Class A common stock of Verisk Analytics, Inc. (the “Company”) for a vote at the 2014 Annual Meeting of Stockholders held on May 21, 2014:

1.	The election of four members of the Board of Directors;

2.	The advisory, non-binding resolution to approve the compensation of the Company’s named executive officers; and

3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2014.

The results of such votes were as follows:

1. The Company’s stockholders elected each of the four nominees to the Board of Directors for a three year term by the following votes:

Name of Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Frank J. Coyne	139,389,273	4,447,102	5,704,853
Christopher M. Foskett	140,224,171	3,612,204	5,704,853
David B. Wright	138,448,016	5,388,359	5,704,853
Thomas F. Motamed	139,103,926	4,732,449	5,704,853

2. The Company’s stockholders approved the compensation of the Company’s named executive officers on an advisory, non-binding basis by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
139,753,483	3,861,870	221,022	5,704,853

3. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2014 by the following votes:

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
146,004,866	3,330,680	205,682

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 21, 2014	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary